Exhibit 4.19

Date 6 December 2013

DIANA CONTAINERSHIPS INC.
as Borrower

-and-

LIKIEP SHIPPING COMPANY INC.
ORANGINA INC.
as Original Guarantors

-and-

MEJIT SHIPPING COMPANY INC.
MICRONESIA SHIPPING COMPANY INC.
RONGERIK SHIPPING COMPANY INC.
UTIRIK SHIPPING COMPANY INC.
LEMONGINA INC.
NAURU SHIPPING COMPANY INC.
as Additional Guarantors

-and-

THE ROYAL BANK OF SCOTLAND plc
as Arranger

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Hedge Counterparties

-and-

THE ROYAL BANK OF SCOTLAND plc

as Agent

-and-

THE ROYAL BANK OF SCOTLAND plc
as Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a revolving credit facility of up to US$100,000,000

Watson, Farley & Williams
London

INDEX

Clause		Page

1	INTERPRETATION	2
2	AGREEMENT OF THE FINANCE PARTIES	2
3	CONDITIONS	3
4	REPRESENTATIONS AND WARRANTIES	3
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS	3
6	FURTHER ASSURANCES	5
7	FEES AND EXPENSES	5
8	COMMUNICATIONS	5
9	SUPPLEMENTAL	6
10	LAW AND JURISDICTION	6
SCHEDULE 1 LENDERS		7
SCHEDULE 2 HEDGE COUNTERPARTIES		8

THIS AGREEMENT is made on 6 December 2013

BETWEEN

(1)
DIANA CONTAINERSHIPS INC, a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)
LIKIEP SHIPPING COMPANY INC. and ORANGINA INC. each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Original Guarantors");

(3)
MEJIT SHIPPING COMPANY INC., MICRONESIA SHIPPING COMPANY INC., RONGERIK SHIPPING COMPANY INC., UTIRIK SHIPPING COMPANY INC., LEMONGINA INC. and NAURU SHIPPING COMPANY INC., each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Additional Guarantors" and, together with the Original Guarantors, the "Guarantors");

(4)	THE ROYAL BANK OF SCOTLAND plc as arranger, acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Arranger");

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Lenders");

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as hedge counterparties (the "Hedge Counterparties");

(7)
THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Agent"); and

(8)
THE ROYAL BANK OF SCOTLAND plc as trustee for the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Security Trustee").

BACKGROUND

(A)
By a facility agreement dated 16 December 2011 as supplemented by a side letter dated 13 August 2012, by various accession letters and supplemental agreements dated 22 July 2013 and 11 September 2013 (the "Facility Agreement") and made between (i) the Borrower, (ii) the Guarantors, (iii) the Arranger, (iv) the Lenders, (v) the Hedge Counterparties, (vi) the Agent and (vi) the Security Trustee, the Lenders have made available to the Borrower a revolving credit facility of US$100,000,000.

(B)
The Agent has notified the Borrower that, as at 30 September 2013, the aggregate market values of the Ships subject to a Mortgage was below the Relevant Percentage of the aggregate of the Loans and the Hedge Exposure. The Borrower wishes to have Mejit Shipping Company Inc. and Micronesia Shipping Company Inc. released as Additional Guarantors and for the Security granted to the Security Trustee over their respective Ships "APL SARDONYX" and "APL SPINEL" to be discharged and in place of such Additional Guarantors and Ships the Borrower wishes to nominate m.v. "PUCON" owned by its subsidiary Oruk Shipping Company Inc. as a vessel over which the Security Trustee shall be granted Security in order to maintain the relevant security cover ratio required under clause 24 of the Facility Agreement.

(C)	This Agreement sets out the terms and conditions on which the Finance Parties agree (i) to the release of Mejit Shipping Company Inc. and Micronesia Shipping Company Inc. as

Additional Guarantors and to discharge the Security over their respective Ships "APL SARDONYX" and "APL SPINEL" (ii) to accept m.v. "PUCON" and Oruk Shipping Company Inc. as an Additional Ship and Additional Guarantor and (iii) to agree certain consequential amendments of the Facility Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"APL SARDONYX" means "APL SARDONYX" registered in the name of Mejit Shipping Company Inc.

"APL SPINEL" means "APL SPINEL" registered in the name of Micronesia Shipping Company Inc.

"Mejit Shipping Company Inc." means Mejit Shipping Company Inc., a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Micronesia Shipping Company Inc." means Micronesia Shipping Company Inc., a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Oruk Shipping Company Inc." means Oruk Shipping Company Inc. a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"PUCON" means "PUCON", a 2006 built 6,541 TEU containership registered in the name of Oruk Shipping Company Inc. under Marshall Islands flag.

1.3	Application of construction and interpretation provisions of the Facility Agreement. Clause 1.2 of the Facility Agreement applies, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	Acceptance of "PUCON"

(a)
The Lenders hereby confirm their acceptance of PUCON as an acceptable vessel over which the Security Trustee shall be granted Security in order to maintain the relevant security cover ratio required under clause 24 of the Loan Agreement subject to satisfaction of the conditions specified in Clauses 3.1 and 3.2 hereof.

(b)
Upon satisfaction of the conditions in Clauses 3.1 and 3.2 hereof and receipt by the Agent of all the documents and other evidence listed in Part II of Schedule 2 of the Loan Agreement in respect of PUCON and Oruk Shipping Company Inc. in form and substance reasonably satisfactory to the Agent the PUCON shall constitute a Ship subject to a Mortgage for the purposes of clause 24.1 of the Loan Agreement.

(c)	The Vessel Limit for PUCON for the purposes of Clause 4.5 of the Loan Agreement shall be the aggregate of the Vessel Limits of APL SARDONYX and APL SPINEL.

2.2
The Lenders hereby confirm their agreement to release Mejit Shipping Company Inc. and Micronesia Shipping Company Inc. as Additional Guarantors and to release the Security over the Ships API SARDONYX and APL SPINEL (and in this regard shall arrange for the Security Trustee to (i) issue to Mejit Shipping Company Inc. and Micronesia Shipping Company Inc. deeds of release releasing them from the Security and any further liabilities under the Finance Documents and (ii) register a discharge of the existing Mortgages over APL SARDONYX and APL SPINEL at the Marshall Islands ship registry) upon satisfaction of the conditions in Clauses 3.1 and 3.2 hereof and upon PUCON constituting a Ship subject to a Mortgage for the purposes of Clause 24.1 of the Loan Agreement pursuant to Clause 2.1.

3	CONDITIONS

3.1	General. The agreement of the Lenders and the other Finance Parties contained in Clauses 2.1, 2.2 and 2.3 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions precedent referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 9 December 2013 or such later date as the Agent may agree with the Obligors:

(a)
in relation to the Borrower, documents of the kind specified in Schedule 2, Part I, paragraphs 1(a), (b) and (c) of the Facility Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement;

(b)
in relation to each Original Guarantor, a certificate confirming that the documents provided pursuant to Schedule 2, Part I, paragraphs 1(a) and (b) of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement;

(c)
in relation to each Additional Guarantor (other than Mejit Shipping Company Inc. and Micronesia Shipping Company Inc.) a certificate confirming that the documents provided pursuant to Schedule 2, Part II, paragraphs 2, 3 and 4 of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement; and

(d)	a duly executed original of this Agreement duly executed by the parties to it.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Facility Agreement representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in clause 18 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Amendments to Facility Agreement. The Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	Clause 7.5 of the Loan Agreement shall be amended to read as follows:-

"Mandatory prepayment.

(a)	If a Ship is sold or becomes a Total Loss, the Borrower shall repay the relevant part of the Loans.

(b)	Such repayment shall be made:

(i)	in the case of a sale of a Ship, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

(c)
For the purpose of paragraph (a) above, "relevant part" means an amount equal to the Vessel Limit applicable to such Ship (as determined pursuant to Clause 4.5 (Available Facility Limit) and any amount (the "Excess Amount") required so that after such sale or Total Loss and after such prepayment the ratio which applies under Clause 24 (Security Cover) is the same as that which applied immediately prior to such sale or Total Loss and prepayment.

Furthermore in circumstances where an Excess Amount is applicable upon a sale or Total Loss, the Vessel Limits relating to the Ships then subject to a Mortgage (not including the Ship which is the subject of the sale or Total Loss or HAWN MALTA) (the "Remaining Ships") shall be reduced pro rata by the Excess Amount and such reduced Vessel Limits shall thereafter be applicable for the Remaining Ships for the purposes of Clause 4.5."

(b)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(c)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2	Amendments to Finance Documents. Each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Obligors' obligation to execute further documents etc. Each Obligor shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to that Obligor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security or right of any kind which the Security Trustee intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by any Obligor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Each Obligor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action. At the same time as any Obligor delivers to the Security Trustee any document executed under Clause 6.1(a), that Obligor shall also deliver to the Security Trustee a certificate signed by 1 of that Obligor's directors which shall:

(a)	set out the text of a resolution of the Obligor's directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Obligor's articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1	Amendment fee. The Borrower shall pay to the Agent on the date of this Agreement an amendment fee of $15,000.

7.2
Expenses. The provisions of clause 16 (costs and expenses) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General. The provisions of clause 34 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Facility Agreement provisions. The provisions of clause 41 (law and jurisdiction) and 42 (enforcement) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office

The Royal Bank of Scotland plc	Shipping Business Centre 1 Princes Street London EC2R 8PB

SCHEDULE 2

HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Booking Office

The Royal Bank of Scotland plc	135 Bishopsgate London EC2M 3UR

EXECUTION PAGES

BORROWERS
SIGNED by Symeon Patios	)	/s/ Symeon Patlios
for and on behalf of	)
DIANA CONTAINERSHIPS INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

ORIGINAL GUARANTORS
SIGNED by Anastasios Margaronis	)	/s/ Anastasios Margaronis
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Anastasios Margaronis	)	/s/ Anastasios Margaronis
for and on behalf of	)
ORANGINA INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

ADDITIONAL GUARANTORS
SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
MEJIT SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
MICRONESIA SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
RONGERIK SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
UTIRIK SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
LEMONGINA INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SIGNED by Andreas Michalopoulos	)	/s/ Andreas Michalopoulos
for and on behalf of	)
NAURU SHIPPING COMPANY INC.	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

ARRANGER
SIGNED by Aikaterini Damianidou	)	/s/ Aikaterini Damianidou
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

LENDERS
SIGNED by Aikaterini Damianidou	)	/s/ Aikaterini Damianidou
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

HEDGE COUNTERPARTIES
SIGNED by Aikaterini Damianidou	)	/s/ Aikaterini Damianidou
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

AGENT
SIGNED by Aikaterini Damianidou	)	/s/ Aikaterini Damianidou
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie

SECURITY TRUST
SIGNED by Aikaterini Damianidou	)	/s/ Aikaterini Damianidou
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of: Alexander Rennie	)
WATSON, FARLEY WILLIAMS 348 SYNGROU AVENUE KALLITHEA 17674 ATHENS - GREECE		/s/ Alexander Rennie